EXHIBIT 24.01

STATE AUTO FINANCIAL CORPORATION

POWER OF ATTORNEY

For Form S-3 Registration Statement to Register Common
Shares under the Monthly Stock Purchase Plan for Independent Agents

The undersigned, a director of State Auto Financial Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Michael E. LaRocco and Steven E. English, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director of the Company, to execute any and all of the Registration Statements on Form S-3, and any and all amendments thereto (including post-effective amendments), to register under the Securities Act of 1933, as amended (the “Securities Act”), any Common Shares, without par value, of the Company for sale under, and pursuant to, the Company’s Monthly Stock Purchase Plan for Independent Agents, as heretofore or hereafter amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
The undersigned has executed and delivered this Power of Attorney on the date set forth below.

/s/ Robert E. Baker Robert E. Baker	Director Position (s) with the Company	November 6, 2015 Date

/s/ Michael J. Fiorile Michael J. Fiorile	Director Position (s) with the Company	November 6, 2015 Date

/s/ Kym M. Hubbard Kym M. Hubbard	Director Position (s) with the Company	August 17, 2021 Date

/s/ David R. Meuse David R. Meuse	Director Position (s) with the Company	November 6, 2015 Date

/s/ Setareh Pouraghabagher Setareh Pouraghabagher	Director Position (s) with the Company	August 17, 2021 Date

/s/ S. Elaine Roberts S. Elaine Roberts	Director Position (s) with the Company	November 6, 2015 Date

/s/ Dwight E. Smith Dwight E. Smith	Director Position (s) with the Company	August 17, 2021 Date